UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2016

SUPPORT.COM, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive
 Second Floor
Redwood City, CA 94063
(Address of Principal Executive Offices / Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer

On October 28, 2016, Elizabeth M. Cholawsky resigned her position as President and Chief Executive Officer of Support.com, Inc. (the “Company”), effective immediately.

(c) Appointment of Interim Chief Executive Officer

On October 28, 2016, the Board of Directors of the Company (the “Board”) elected Richard Bloom as the interim President and Chief Executive Officer of the Company, effective immediately.

Mr. Bloom, age 49, currently serves on the Board, and has served since June 2016. Mr. Bloom also serves as a director of WestMountain Gold, Inc., a publicly traded precious metals exploration company with an active gold mining project in Alaska, and has served since June 2016. Mr. Bloom also serves as a director of NexCore Group, LLC (formerly publicly traded as NexCore Healthcare Capital Corporation), a national healthcare real estate developer, operator and property manager, and has served since December 2010. He also serves as a director of GlideRite Corporation, a national field-service operator that provides equipment repair and maintenance service provider to the country’s largest retailers, and has served since June 2009. Additionally, he served as Executive Chairman of Arcata LLC (formerly MyPrint Corp), a web-based marketing execution services company, from 2009 through October 2011. He served as President and Chief Operating Officer of Renaissance Acquisition Corporation, a publicly traded special purpose acquisition company, from the date of their initial public offering in 2007 until 2009. Mr. Bloom served as the Chief Executive Officer of Caswell Massey, a branded personal care consumer product company with a catalog and internet sales division as well as retail stores throughout the country, from early 2006 to 2007, and as a director and Vice Chairman of Caswell Massey from 2003 to 2007. Mr. Bloom served as President, CEO, COO and various other positions of Marietta Corporation, a maker and marketer of personal care and household products for the country’s largest consumer product companies, from 1999 to 2006. Mr. Bloom also served as a director of Marietta Holding Corporation, the successor entity to Marietta Corporation, from 2004 to 2007, and as a director and President of BFMA Holding Corporation, which owned and operated Marietta Corporation, from 1996 to 2004. Mr. Bloom also served as a director of AmeriQual Group, LLC, the largest producer and supplier of meals ready-to-eat to the United States military, from 2005 to 2007. Mr. Bloom earned a BS summa cum laude in Economic Science from The Wharton School, University of Pennsylvania.

In connection with his election as interim President and Chief Executive Officer, Mr. Bloom resigned from the Company’s Audit Committee, of which he was also Chairperson, and from the Company’s Compensation Committee.

On October 28, 2016, in order to fill the vacancy resulting from Mr. Bloom’s resignation from the Audit Committee, the Board appointed Eric Singer to the Company’s Audit Committee, effective immediately. Brian Kelley was also appointed as the new Chairperson and financial expert of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.
(Registrant)

Date: October 31, 2016	By:	/s/ Michelle Johnson
Michelle Johnson
VP, General Counsel & Secretary